Exhibit (c)(ix)
ProjectMilosPreliminaryVotesAnalysisAugust2008

Project Milos

Overview

- As part of the statutory and contractual legal requirements to which Rocket is subject, regarding the approval of its combination with Milos, Rocket must satisfy one of two tests:
  - Majority of minority - Receipt of a favorable vote of the majority of minority Milos shareholders or, if such a favorable vote is not obtained,
  - Valuation threshold - Paying consideration to Milos shareholders that is equal to or greater than the average of the means of the ranges of fair value for Milos common stock, as determined by two investment banks of nationally recognized standing appointed by a committee of independent directors
- With regard to the majority of minority test, whereas Delaware case law contemplates that the merger be authorized by a favorable vote of the majority of minority votes outstanding ("Votes Outstanding" methodology), Rocket's affiliation agreement with Milos contemplates a majority of minority votes voting at any meeting ("Votes Cast" methodology), with no person or group entitled to cast more than 5% of the votes
- The following preliminary analysis summarizes the voting power of each of the top 25 Milos shareholders[(1)], under each of the Delaware law and affiliation agreement scenarios

(1) As of 8/22/08

Greenhill

2

Project Milos

Analytical Approach

- To analyze the voting power held by each of the current top 25 Milos shareholders under the Votes Outstanding methodology, Greenhill calculated voting power as directly proportional to economic ownership

- To analyze the voting power held by each of the current top 25 Milos shareholders under the Votes Cast methodology, Greenhill used two approaches:
  - "Static Approach"
    - Calculates eligible votes as the minimum of (a) number of total Milos shares held by a given shareholder and (b) 5% of total non-Rocket Milos shares outstanding
    - Is considered "static" because the number of eligible votes per shareholder is independent of total number of eligible votes
  - "Iterative Approach"
    - Calculates eligible votes as the minimum of (a) number of total Milos shares held by a given shareholder and (b) 5% of total eligible votes
      - Requires a circular/iterative calculation, since number of eligible votes per shareholder and total number of eligible votes are mutually dependent

- Additionally, for illustrative purposes, Greenhill analyzed voting power for top 20 shareholders assuming a major shareholder (AllianceBernstein) did not vote, under both the Static Approach and Iterative Approach

- The following analysis assumes Milos' current shareholder base[1] (i.e. no turnover of shares between existing shareholders or to new shareholders, such as arbitrageurs, among others)

(1) As of 8/22/08

Greenhill

3

Project Milos

Illustrative Minority Vote Analysis

Static Approach

- The following analysis uses the Static Approach, and suggests:
  - Under the Votes Outstanding method, non-Rocket shareholders vote in direct proportion to their economic ownership
  - Under the Votes Cast method, minority Milos shareholders are capped at voting 5% of total minority shares outstanding
    - Accordingly, a greater number of minority shareholders must vote in favor of the transaction vis-à-vis in the Votes Outstanding method, in order to satisfy the vote requirement

(Shares in millions)

				Votes Outstanding Method			Votes Cast Method					
Rank	Institution	Shares Held	% Outstanding	Eligible Votes	% of Eligible Votes	Cumulative % of Minority	Ineligible Votes	Eligible Votes	% of Minority Votes	Cumulative % of Minority	% of Eligible Votes	Cumulative % of Eligible
1	Rocket	587.2	55.6%	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.
2	Fidelity Management	41.8	4.0%	41.8	8.9%	8.9%	18.4	23.4	5.0%	5.0%	5.2%	5.2%
3	Marsico Capital Management	27.2	2.6%	27.2	5.8%	14.7%	3.8	23.4	5.0%	10.0%	5.2%	10.5%
4	T. Rowe Price Associates	17.3	1.6%	17.3	3.7%	18.4%	0.0	17.3	3.7%	13.7%	3.9%	14.4%
5	AllianceBernstein	17.1	1.6%	17.1	3.7%	22.1%	0.0	17.1	3.7%	17.3%	3.8%	18.2%
6	Barclays Global Investors	15.3	1.4%	15.3	3.3%	25.3%	0.0	15.3	3.3%	20.6%	3.4%	21.6%
7	Wellington Management	12.6	1.2%	12.6	2.7%	28.0%	0.0	12.6	2.7%	23.3%	2.8%	24.5%
8	Capital Guardian Trust	11.1	1.1%	11.1	2.4%	30.4%	0.0	11.1	2.4%	25.7%	2.5%	26.9%
9	Jennison Associates	10.8	1.0%	10.8	2.3%	32.7%	0.0	10.8	2.3%	28.0%	2.4%	29.4%
10	ClearBridge	9.7	0.9%	9.7	2.1%	34.8%	0.0	9.7	2.1%	30.0%	2.2%	31.5%
11	Delaware Investment Advisers	9.1	0.9%	9.1	2.0%	36.7%	0.0	9.1	2.0%	32.0%	2.0%	33.6%
12	Vanguard Group	9.1	0.9%	9.1	1.9%	38.7%	0.0	9.1	1.9%	33.9%	2.0%	35.6%
13	Capital Research	7.9	0.7%	7.9	1.7%	40.3%	0.0	7.9	1.7%	35.6%	1.8%	37.4%
14	Capital World	7.5	0.7%	7.5	1.6%	41.9%	0.0	7.5	1.6%	37.2%	1.7%	39.0%
15	TIAA-CREF Asset Management	7.3	0.7%	7.3	1.6%	43.5%	0.0	7.3	1.6%	38.8%	1.6%	40.7%
16	Goldman Sachs Asset Management	7.2	0.7%	7.2	1.5%	45.0%	0.0	7.2	1.5%	40.3%	1.6%	42.3%
17	Janus Capital Management	6.8	0.6%	6.8	1.4%	46.5%	0.0	6.8	1.4%	41.7%	1.5%	43.8%
18	State Street Global Advisors	6.6	0.6%	6.6	1.4%	47.9%	0.0	6.6	1.4%	43.1%	1.5%	45.3%
19	Sands Capital Management	6.6	0.6%	6.6	1.4%	49.3%	0.0	6.6	1.4%	44.6%	1.5%	46.8%
20	Thornburg Investment Management	6.0	0.6%	6.0	1.3%	50.6%	0.0	6.0	1.3%	45.8%	1.3%	48.1%
21	Victory Capital Management	5.4	0.5%	5.4	1.2%	51.7%	0.0	5.4	1.2%	47.0%	1.2%	49.3%
22	TCW Asset Management	4.7	0.4%	4.7	1.0%	52.7%	0.0	4.7	1.0%	48.0%	1.1%	50.4%
23	Capital International	4.2	0.4%	4.2	0.9%	53.6%	0.0	4.2	0.9%	48.9%	0.9%	51.3%
24	Columbia Management Advisors	4.1	0.4%	4.1	0.9%	54.5%	0.0	4.1	0.9%	49.8%	0.9%	52.2%
25	California Public Employees Retirement System	4.1	0.4%	4.1	0.9%	55.4%	0.0	4.1	0.9%	50.6%	0.9%	53.1%
	All Others	209.1	19.8%	209.1	44.6%	100.0%	0.0	209.1	44.6%	95.3%	46.9%	100.0%
	Total	**1,055.6**	**100.0%**	**468.5**	**100.0%**	**100.0%**	**22.2**	**446.3**	**95.3%**	**95.3%**	**100.0%**	**100.0%**

Votes Outstanding Majority of Minority

Votes Cast Majority of Minority

Source: FactSet

Greenhill

4

Project Milos

Illustrative Minority Vote Analysis

Iterative Approach

- The following analysis uses the Iterative Approach, and suggests:
  - Under the Votes Outstanding method, same results as shown in the Static Approach (since Votes Outstanding Method places no limitation on number of eligible shares)
  - Under the Votes Cast method, capped shareholders' (i.e. those shareholders holding a number of shares in excess of the 5% cap) voting power declines vis-à-vis the Static Method:
    - Number of eligible votes per capped shareholder is reduced until their voting power represents 5% of total eligible votes
      - This results in a greater number of ineligible votes (24.6mm) relative to the Static Approach (22.2mm)

(Shares in millions)

Rank	Institution	Shares Held	% Outstanding	Votes Outstanding Method: Eligible Votes	Votes Outstanding Method: % of Eligible Votes	Votes Outstanding Method: Cumulative % of Minority	Votes Cast Method: Ineligible Votes	Votes Cast Method: Eligible Votes	Votes Cast Method: % of Minority Votes	Votes Cast Method: Cumulative % of Minority	Votes Cast Method: % of Eligible Votes	Votes Cast Method: Cumulative % of Eligible
1	Rocket	587.2	55.6%	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.
2	Fidelity Management	41.8	4.0%	41.8	8.9%	8.9%	19.6	22.2	4.7%	4.7%	5.0%	5.0%
3	Marsico Capital Management	27.2	2.6%	27.2	5.8%	14.7%	5.0	22.2	4.7%	9.5%	5.0%	10.0%
4	T. Rowe Price Associates	17.3	1.6%	17.3	3.7%	18.4%	0.0	17.3	3.7%	13.2%	3.9%	13.9%
5	AllianceBernstein	17.1	1.6%	17.1	3.7%	22.1%	0.0	17.1	3.7%	16.8%	3.9%	17.7%
6	Barclays Global Investors	15.3	1.4%	15.3	3.3%	25.3%	0.0	15.3	3.3%	20.1%	3.4%	21.2%
7	Wellington Management	12.6	1.2%	12.6	2.7%	28.0%	0.0	12.6	2.7%	22.8%	2.8%	24.0%
8	Capital Guardian Trust	11.1	1.1%	11.1	2.4%	30.4%	0.0	11.1	2.4%	25.1%	2.5%	26.5%
9	Jennison Associates	10.8	1.0%	10.8	2.3%	32.7%	0.0	10.8	2.3%	27.4%	2.4%	29.0%
10	ClearBridge	9.7	0.9%	9.7	2.1%	34.8%	0.0	9.7	2.1%	29.5%	2.2%	31.2%
11	Delaware Investment Advisers	9.1	0.9%	9.1	2.0%	36.7%	0.0	9.1	2.0%	31.5%	2.1%	33.2%
12	Vanguard Group	9.1	0.9%	9.1	1.9%	38.7%	0.0	9.1	1.9%	33.4%	2.0%	35.3%
13	Capital Research	7.9	0.7%	7.9	1.7%	40.3%	0.0	7.9	1.7%	35.1%	1.8%	37.0%
14	Capital World	7.5	0.7%	7.5	1.6%	41.9%	0.0	7.5	1.6%	36.7%	1.7%	38.7%
15	TIAA-CREF Asset Management	7.3	0.7%	7.3	1.6%	43.5%	0.0	7.3	1.6%	38.2%	1.6%	40.4%
16	Goldman Sachs Asset Management	7.2	0.7%	7.2	1.5%	45.0%	0.0	7.2	1.5%	39.8%	1.6%	42.0%
17	Janus Capital Management	6.8	0.6%	6.8	1.4%	46.5%	0.0	6.8	1.4%	41.2%	1.5%	43.5%
18	State Street Global Advisors	6.6	0.6%	6.6	1.4%	47.9%	0.0	6.6	1.4%	42.6%	1.5%	45.0%
19	Sands Capital Management	6.6	0.6%	6.6	1.4%	49.3%	0.0	6.6	1.4%	44.0%	1.5%	46.5%
20	Thornburg Investment Management	6.0	0.6%	6.0	1.3%	50.6%	0.0	6.0	1.3%	45.3%	1.3%	47.8%
21	Victory Capital Management	5.4	0.5%	5.4	1.2%	51.7%	0.0	5.4	1.2%	46.5%	1.2%	49.0%
22	TCW Asset Management	4.7	0.4%	4.7	1.0%	52.7%	0.0	4.7	1.0%	47.5%	1.1%	50.1%
23	Capital International	4.2	0.4%	4.2	0.9%	53.6%	0.0	4.2	0.9%	48.3%	0.9%	51.0%
24	Columbia Management Advisors	4.1	0.4%	4.1	0.9%	54.5%	0.0	4.1	0.9%	49.2%	0.9%	52.0%
25	California Public Employees Retirement System	4.1	0.4%	4.1	0.9%	55.4%	0.0	4.1	0.9%	50.1%	0.9%	52.9%
	All Others	209.1	19.8%	209.1	44.6%	100.0%	0.0	209.1	44.6%	94.7%	47.1%	100.0%
	Total	1,055.6	100.0%	468.5	100.0%	100.0%	24.6	443.8	94.7%	94.7%	100.0%	100.0%

Votes Outstanding Majority of Minority

Votes Cast Majority of Minority

Source: FactSet

Greenhill | 5

Project Milos

Illustrative Minority Vote Analysis

Static Approach: Assuming AllianceBernstein Does Not Vote

- For illustrative purposes, Greenhill analyzed the potential impact of a major shareholder (AllianceBernstein) not voting at the shareholder meeting
- The following analysis uses the Static Approach, and suggests:
  - No impact on the Votes Outstanding Method (which calculates eligible votes based on votes outstanding – not votes cast)
  - Under the Votes Cast method:
    - Absence of AllianceBernstein's votes decreases the total number of votes cast, which thereby decreases the 5% cap
      - Although fewer of the capped shareholders' votes are eligible, they have slightly higher voting power versus when all minority shareholders vote
    - Non-capped shareholder voting power increases vis-à-vis all shareholders voting scenario

(Shares in millions)

Rank	Institution	Votes Cast Method: Ineligible Votes	Eligible Votes	% of Minority Votes	Cumulative % of Minority	% of Eligible Votes	Cumulative % of Eligible
1	Rocket	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.
2	Fidelity Management	19.2	22.6	5.0%	5.0%	5.3%	5.3%
3	Marsico Capital Management	4.6	22.6	5.0%	10.0%	5.3%	10.6%
4	T. Rowe Price Associates	0.0	17.3	3.8%	13.8%	4.0%	14.6%
5	AllianceBernstein	0.0	0.0	0.0%	13.8%	0.0%	14.6%
6	Barclays Global Investors	0.0	15.3	3.4%	17.2%	3.6%	18.2%
7	Wellington Management	0.0	12.6	2.8%	20.0%	3.0%	21.1%
8	Capital Guardian Trust	0.0	11.1	2.5%	22.5%	2.6%	23.7%
9	Jennison Associates	0.0	10.8	2.4%	24.9%	2.5%	26.2%
10	ClearBridge	0.0	9.7	2.2%	27.0%	2.3%	28.5%
11	Delaware Investment Advisers	0.0	9.1	2.0%	29.0%	2.1%	30.7%
12	Vanguard Group	0.0	9.1	2.0%	31.0%	2.1%	32.8%
13	Capital Research	0.0	7.9	1.7%	32.8%	1.8%	34.6%
14	Capital World	0.0	7.5	1.7%	34.4%	1.8%	36.4%
15	TIAA-CREF Asset Management	0.0	7.3	1.6%	36.1%	1.7%	38.1%
16	Goldman Sachs Asset Management	0.0	7.2	1.6%	37.7%	1.7%	39.8%
17	Janus Capital Management	0.0	6.8	1.5%	39.1%	1.6%	41.3%
18	State Street Global Advisors	0.0	6.6	1.5%	40.6%	1.5%	42.9%
19	Sands Capital Management	0.0	6.6	1.5%	42.1%	1.5%	44.4%
20	Thornburg Investment Management	0.0	6.0	1.3%	43.4%	1.4%	45.8%
	All Others	0.0	231.6	51.3%	94.7%	54.2%	100.0%
	Total	**23.9**	**427.5**	**94.7%**	**94.7%**	**100.0%**	**100.0%**

Assumed not to vote

Source: FactSet

Greenhill

6

Project Milos

Illustrative Minority Vote Analysis

Iterative Approach: Assuming AllianceBernstein Does Not Vote

- Assessing the impact of the absence of AllianceBernstein under the Iterative Approach, the following analysis suggests:
  - No impact on the Votes Outstanding Method (which calculates eligible votes based on votes outstanding – not votes cast)
  - Under the Votes Cast method:
    - Absence of AllianceBernstein's votes decreases the total number of eligible votes, which thereby decreases the 5% cap
    - Non-capped shareholder voting power increases vis-à-vis static approach

(Shares in millions)

Assumed not to vote →

		Votes Cast Method					
Rank	Institution	Ineligible Votes	Eligible Votes	% of Minority Votes	Cumulative % of Minority	% of Eligible Votes	Cumulative % of Eligible
1	Rocket	n.a.	n.a.	n.a.	n.a.	n.a.	n.a.
2	Fidelity Management	20.6	21.2	4.7%	4.7%	5.0%	5.0%
3	Marsico Capital Management	6.0	21.2	4.7%	9.4%	5.0%	10.0%
4	T. Rowe Price Associates	0.0	17.3	3.8%	13.2%	4.1%	14.1%
5	AllianceBernstein	0.0	0.0	0.0%	13.2%	0.0%	14.1%
6	Barclays Global Investors	0.0	15.3	3.4%	16.6%	3.6%	17.7%
7	Wellington Management	0.0	12.6	2.8%	19.4%	3.0%	20.6%
8	Capital Guardian Trust	0.0	11.1	2.5%	21.9%	2.6%	23.2%
9	Jennison Associates	0.0	10.8	2.4%	24.3%	2.5%	25.8%
10	ClearBridge	0.0	9.7	2.2%	26.4%	2.3%	28.1%
11	Delaware Investment Advisers	0.0	9.1	2.0%	28.4%	2.2%	30.2%
12	Vanguard Group	0.0	9.1	2.0%	30.5%	2.1%	32.4%
13	Capital Research	0.0	7.9	1.7%	32.2%	1.8%	34.2%
14	Capital World	0.0	7.5	1.7%	33.9%	1.8%	36.0%
15	TIAA-CREF Asset Management	0.0	7.3	1.6%	35.5%	1.7%	37.7%
16	Goldman Sachs Asset Management	0.0	7.2	1.6%	37.1%	1.7%	39.4%
17	Janus Capital Management	0.0	6.8	1.5%	38.6%	1.6%	41.0%
18	State Street Global Advisors	0.0	6.6	1.5%	40.0%	1.6%	42.5%
19	Sands Capital Management	0.0	6.6	1.5%	41.5%	1.6%	44.1%
20	Thornburg Investment Management	0.0	6.0	1.3%	42.8%	1.4%	45.5%
	All Others	0.0	231.6	51.3%	94.1%	54.5%	100.0%
	Total	26.5	424.8	94.1%	94.1%	100.0%	100.0%

Source: FactSet

Greenhill

7